EXHIBIT 23.1.2

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Generex Biotechnology Corporation (the "Company") on Form S-3 our report dated October 7, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the 2001 financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Independent Registered Chartered Accountants
Toronto, Ontario
December 15, 2004